EXHIBIT 1.1

[                        ] Shares

THE ENSIGN GROUP, INC.

COMMON STOCK

UNDERWRITING AGREEMENT

[                        ], 2007

[                        ] Shares

THE ENSIGN GROUP, INC.

Common Stock
($0.001 par value)

Underwriting Agreement

[                        ], 2007

D. A. Davidson & Co.
Stifel, Nicolaus & Company, Incorporated
as Representatives of the several Underwriters

c/o D.A. Davidson & Co.
Two Centerpointe Drive, Suite 400
Lake Oswego, OR 97035

Ladies and Gentlemen:

        The Ensign Group, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters") for whom you are acting as representatives (the "Representatives") an aggregate of [                        ] shares of its common stock, $0.001 par value per share (the "Firm Shares"). The representative amounts of Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. In addition, each of the stockholders of the the Company identified on Schedule II hereto (collectively, the "Selling Stockholders" and each, a "Selling Stockholder") proposes to issue and sell to the several Underwriters not more than an aggregate of [                        ] additional shares of the Company's common stock, $0.001 par value per share (the "Additional Shares"), if and to the extent that the Underwriters shall have determined to exercise the right to purchase the Additional Shares granted to the Underwriters as set forth in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The shares of common stock, $0.001 par value per share of the Company to be outstanding after giving effect to the sales contemplated hereby, are hereinafter referred to as the "Common Stock."

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-142897), including the related preliminary prospectus or prospectuses, covering the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"). After execution and delivery of this Agreement, the Company will prepare and timely file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") under the rules and regulations of the Commission under the Securities Act (the "Securities Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the Securities Act Regulations. The information included in such prospectus that was omitted from the registration statement at the time it became effective pursuant to Rule 430A is referred to as "Rule 430A Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to execution and delivery of this Agreement, is herein called a "preliminary prospectus." The registration statement, as amended at the time it became effective, including the exhibits and any schedules thereto, and including the Rule 430A Information, is hereinafter referred to as the "Registration Statement." The prospectus in the form first furnished by the Company to the Underwriters for use in confirming sales of Shares after the Registration Statement became effective, and filed, or required to be filed, by the Company with the Commission pursuant to Rule 424(b) is hereinafter referred to as the "Prospectus." If the Company files or has filed an abbreviated registration statement pursuant to Rule 462(b) of the Securities Act Regulations (the "Rule 462 Registration Statement"), then after such filing any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

        For purposes of this Agreement, "free writing prospectus" has the meaning set forth in Rule 405 of the Securities Act Regulations; "issuer free writing prospectus" has the meaning set forth in

Rule 433 of the Securities Act Regulations; "Time of Sale Prospectus" means the preliminary prospectus that was included in the Registration Statement immediately prior to the Applicable Time (as defined below); "Disclosure Package" collectively refers to the Time of Sale Prospectus together with the free writing prospectuses, if any, identified in Schedule III hereto, and the pricing information included on Schedule IV hereto; "Applicable Time" means     :         .m. (Pacific time) on                        , 2007(1) or such other time as agreed by the Company and the Representatives. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Date Gathering Analysis and Retrieval system ("EDGAR").

(1)
The "Applicable Time" will be the time, shortly after pricing, when the first sales are confirmed (whether orally or in writing).

        1.    Representations and Warranties of the Company.    The Company represents and warrants to each of the Underwriters that:

          (a)   The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission. The Commission has not issued any order preventing or suspending the use of any preliminary prospectus or any issuer free writing prospectus.

          (b)   (i) At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto became or becomes effective, and on the Closing Date (as defined in Section 5 hereof) (and, if any Additional Shares are purchased, on the applicable Option Closing Date (as defined in Section 3 hereof)), the Registration Statement, the Rule 462(b) Registration Statement, and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) when filed with the Commission, the Time of Sale Prospectus and the Prospectus each conformed and, as amended or supplemented, will conform, in all material respects to the requirements of the Securities Act and the Securities Act Regulations; (iii) as of the Applicable Time, and as of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet filed with the Commission, the Disclosure Package did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iv) neither the Prospectus nor any amendment or supplement thereto, at the time the Prospectus or any such amendment or supplement was issued and on the Closing Date (and, if any Additional Shares are purchased, on the applicable Option Closing Date), in each case giving effect to any amendment or supplement, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this paragraph with respect to any Underwriter Information (as defined in Section 11 hereof).

          (c)   Each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (d)   At the time of filing of the Registration Statement, any 462(b) Registration Statement, and any post-effective amendment thereto and at the date hereof, the Company was not and is not an "ineligible issuer" as defined in Rule 405 of the Securities Act Regulations. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) of the Securities Act Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the Securities Act Regulations. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act Regulations or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Except for the free writing prospectuses, if any, identified in Schedule III hereto, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any free writing prospectus.

          (e)   The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the

  Disclosure Package and the Prospectus. Each subsidiary of the Company, direct or indirect (collectively, the "Subsidiaries"), has been duly organized, is validly existing as a corporation or company in good standing under the laws of the jurisdiction of its organization, and has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Disclosure Package and the Prospectus. The Subsidiaries listed in Exhibit 21.1 to the Registration Statement are all of the Company's direct and indirect subsidiaries. The Company and each of the Subsidiaries are duly qualified to transact business and are in good standing in each jurisdiction in which the conduct of their business or their ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or in good standing would not be reasonably expected to result in a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, operations, earnings or business of the Company and the Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect").

          (f)    The outstanding shares of capital stock of the Subsidiaries that are corporations have been duly authorized and validly issued, are fully paid and non-assessable and are wholly-owned by the Company or another Subsidiary free and clear of all liens, encumbrances, equities and claims; and the outstanding membership interests and all management rights in the Subsidiaries that are limited liability companies have been duly authorized and validly issued and are wholly-owned by the Company or another Subsidiary free and clear of all liens, encumbrances, equities and claims, other than the security interest granted pursuant to the Pledge Agreement, dated as of September 30, 2003, between the Company and OHI Asset (CA), LLC, the master landlord under a lease agreement with certain of the Subsidiaries. No options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock, membership or other ownership interests, or management rights in any of the Subsidiaries are outstanding.

          (g)   The information set forth under the caption "Capitalization" in the Disclosure Package and the Prospectus is true and correct. The issued and outstanding shares of capital stock of the Company, including all shares to be sold by the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding equity securities of the Company was issued in violation of the preemptive or similar rights of any securityholder of the Company.

          (h)   The Firm Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable. The Firm Shares conform to the description thereof contained in the Disclosure Package and the Prospectus. The issuance of the Firm Shares is not subject to any preemptive or similar rights of any securityholder of the Company that have not been validly waived prior to the date hereof. Immediately after the closing of the issuance and sale of the Firm Shares to the Underwriters, no shares of preferred stock of the Company will be outstanding and no holder of any securities of the Company will have any existing or future right to acquire shares of preferred stock of the Company.

          (i)    This Agreement has been duly authorized, executed and delivered by the Company.

          (j)    Neither the Company nor any of the Subsidiaries is in violation of its charter or bylaws (or similar organizational documents) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject

  (collectively, the "Agreements and Instruments"), except for such violations or defaults that would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Firm Shares and the use of the proceeds from the sale of the Firm Shares as described in the Disclosure Package and the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the Agreements and Instruments (except for such conflicts, breaches, defaults, Repayment Events, liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any of the Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their assets, properties or operations, except for such violations that would not reasonably be expected to result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.

          (k)   No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Firm Shares pursuant to this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained, made or filed or as may be required under the Securities Act, the Securities Act Regulations, state securities or Blue Sky laws, foreign securities laws, or by the Commission or the Financial Industry Regulatory Authority (formerly, the National Association of Securities Dealers, Inc.) ("FINRA").

          (l)    Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there has not occurred any adverse change which has had or is reasonably likely to have a Material Adverse Effect, whether or not occurring in the ordinary course of business, and there has not been any material business transaction entered into or any material business transaction that is probable of being entered into by the Company or any of the Subsidiaries, other than business transactions in the ordinary course of business, and changes and transactions described in the Registration Statement, the Disclosure Package and the Prospectus, as amended or supplemented.

          (m)  Neither the Company nor any of the Subsidiaries has sustained, since the date of the latest audited financial statements included in the Disclosure Package and the Prospectus, any material loss or material interference with its business from fire, explosion, flood or other natural disaster, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Disclosure Package and the Prospectus; and, since such date, there has not been any change in the shareholders' equity or other ownership interests or long-term debt of the Company or any of the Subsidiaries or any adverse change that could reasonably be expected to have a Material Adverse Effect, other than as set forth in the Disclosure Package and the Prospectus.

          (n)   The financial statements, together with related schedules and notes, included in the Registration Statement, the Disclosure Package and the Prospectus, present fairly the financial condition, results of operations and cash flows of the Company and the Subsidiaries at the indicated dates and for the indicated periods; such financial statements and related schedules and notes have been prepared in accordance with United States generally accepted accounting principles ("GAAP"), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such period have been made; provided, however, that financial statements that are unaudited are subject to normal year-end adjustments and do not contain certain footnotes required by GAAP. The supporting schedules included in the Registration Statement, if any, present fairly in accordance with GAAP the information required to be stated therein. The other financial and statistical information and data included in the Registration Statement, the Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The pro forma financial information included in the Registration Statement, the Disclosure Package and the Prospectus presents fairly the information shown therein, has been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (o)   Deloitte & Touche LLP, which has certified certain financial statements of the Company as of and for the fiscal years ended December 31, 2004, 2005 and 2006 and delivered its opinion with respect to the audited financial statements and schedules included in the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the Securities Act Regulations.

          (p)   To the Company's knowledge, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or involving the Company or any of the Subsidiaries, which (i) is required to be disclosed in the Registration Statement, the Disclosure Package or the Prospectus and is not so disclosed, (ii) if determined adversely to the Company or a Subsidiary, as applicable, could reasonably be expected to result in a Material Adverse Effect, or (iii) could reasonably be expected to prevent the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder, except, with respect to clauses (ii) and (iii) above, as described in the Registration Statement, the Disclosure Package and the Prospectus. The Company believes that the ultimate resolution of all pending legal claims and lawsuits to which the Company or any of the Subsidiaries is a party or of which any of their respective property or assets is subject which are not described in the Registration Statement, the Disclosure Package and the Prospectus, including routine litigation incidental to the business, will not have a Material Adverse Effect.

          (q)   To the Company's knowledge, there are no statutes or regulations that are required under the Securities Act Regulations to be described in the Registration Statement, the Disclosure Package or the Prospectus that are not described or filed as required. There are no contracts, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases, subleases or other instruments or agreements that are required under the Securities Act Regulations to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required. Neither the Company nor any of the Subsidiaries has sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement, the Disclosure Package or the Prospectus or filed as an exhibit to the Registration Statement, and no such termination has been threatened by the Company or any of the Subsidiaries or any other party to such contract or agreement.

          (r)   To the Company's knowledge, the Company and each of the Subsidiaries are in compliance with all federal, state, local or foreign laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates, that the Company knows or could be reasonably expected to know are applicable to the business of the Company and the Subsidiaries, including, without limitation, the applicable provisions of federal and state laws governing licensing, Certificate of Need, Medicare, Medicaid, and any other third party payor programs in which the Company or any of the Subsidiaries participates, all claims submission requirements and cost and financial reporting requirements, state and federal false claims acts, anti-kickback, physician self-referral and other fraud and abuse laws and regulations governing the provision of healthcare related goods or services, and all patient privacy laws and regulations, except as otherwise disclosed in the Disclosure Package and the Prospectus or where any such non-compliance, individually or in the aggregate, would not have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any written communication from any governmental agency or body initiating any investigation into the business or operations of the Company or any of the Subsidiaries or asserting that the Company or any of the Subsidiaries is not in compliance with any such laws, rules, regulations, orders, decrees and judgments, which investigation or assertion has not been withdrawn, rescinded or successfully appealed, or which investigation or non-compliance, individually or in the aggregate, has not been cured or resolved, except where such investigation or non-compliance would not have a Material Adverse Effect or except as otherwise accurately disclosed in all material respects to the best of the Company's knowledge in the Disclosure Package and the Prospectus.

          (s)   Except where the failure to make such required filings or payments could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of the Subsidiaries have filed all United States federal, state, local and foreign tax returns required to be filed through the date hereof and have paid all taxes, penalties, interest, assessments, fees and other charges due thereon, other than those that are being contested in good faith and for which reserves have been provided in accordance with GAAP; and no tax deficiency has been determined adversely to the Company or any of the Subsidiaries that has had (nor does the Company or any of the Subsidiaries have knowledge of any tax deficiency that, if determined adversely to the Company or any of the Subsidiaries, could reasonably be expected to have) a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and each of the Subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined.

          (t)    Neither the Company nor, to the knowledge of the Company, any of its affiliates has taken or will take, directly or indirectly, any action which is designed to or which constitutes or could reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (u)   Neither the Company nor any of the Subsidiaries is, and after giving effect to the offering and sale of the Firm Shares and the application of the proceeds thereof as described in the Prospectus will be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (v)   Except as disclosed in the Disclosure Package and the Prospectus, to the Company's knowledge, the Company and each of the Subsidiaries (i) are in compliance in all material respects with any and all applicable foreign, federal, state and local laws, rules, regulations, ordinances, codes, policies or rules of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to the protection of human health and safety, or the protection, clean-up or restoration of the environment or natural resources, including, but not limited to, those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials (collectively, "Environmental Laws"); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. "Hazardous Materials" means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes, asbestos, silica, mixed dust, petroleum or constituents thereof, bacteria, radon, mold or fungi) that is regulated by or may give rise to liability under any Environmental Law. The Company has provided the Representatives copies of all material environmental studies, investigations, reports or assessments concerning the Company, the Subsidiaries, and any currently or previously owned or leased property within their possession or control.

          (w)  There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or for any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) or, to the Company's knowledge, existing facts that could reasonably be expected to form the basis of an order for clean up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or involving the Company or any of the Subsidiaries relating to Environmental Laws, which, singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

          (x)   Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus and except for such rights as have been waived or satisfied in connection with the offering or sale of the Shares, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

          (y)   Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Disclosure Package and the Prospectus, (i) neither the Company nor any of the Subsidiaries have incurred any material liability or obligation, direct or contingent, or entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company or the Subsidiaries, except in each case as described in the Registration Statement, the Disclosure Package and the Prospectus.

          (z)   The Company and each of the Subsidiaries have good and marketable title in fee simple to all real property (or have title insurance covering the interests in such real property) and good and marketable title to all personal property owned by them, in each case free and clear of all mortgages, pledges, liens, security interests, encumbrances and defects except such as are described in the Disclosure Package and the Prospectus or such as would not have, singly or in the aggregate, a Material Adverse Effect; any real property and buildings held under lease by the Company or any of the Subsidiaries is held by the Company or such Subsidiaries, as applicable, under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries, in each case except as described in the Disclosure Package and the Prospectus or except as would not have, singly or in the aggregate, a Material Adverse Effect; and, except as otherwise disclosed in the Disclosure Package and the Prospectus, neither the Company nor the Subsidiaries have received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or the Subsidiaries under any of such leases or affecting or questioning the rights of the Company or the Subsidiaries to continued possession of the premises under any such leases which, if decided adversely to the Company or a Subsidiary, as applicable, would have, singly or in the aggregate, a Material Adverse Effect.

          (aa) Except as disclosed in the Disclosure Package and the Prospectus, the Company and the Subsidiaries own, possess, license, have the right to use or can acquire on reasonable terms all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and other intellectual property necessary to carry on the business now operated by them (the "Intellectual Property"), and neither the Company nor any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any of the Intellectual Property or of any facts or circumstances which would render any of the Intellectual Property invalid or inadequate to protect the interests of the Company and the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

          (bb) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to an "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and, to the Company's knowledge, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (cc) No organized labor dispute with the employees of the Company or any of the Subsidiaries exists, except as described in the Disclosure Package and the Prospectus, or, to the knowledge of the Company, is threatened; and the Company is not aware of any existing or threatened labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.

          (dd) Except as disclosed in the Disclosure Package and the Prospectus, there are no material business relationships or transactions with related persons which are required to be disclosed therein by Item 404 of Regulation S-K of the Securities Act Regulations and any such business relationship or related party transaction described therein is a fair and accurate description in all material respects of the relationships and transactions so described. The statements in the Disclosure Package and the Prospectus under the heading "Description of Certain Indebtedness," insofar as such statements summarize legal matters, agreements, documents or obligations discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or obligations.

          (ee) The Company and each of the Subsidiaries carries or is covered by insurance, with financially sound and reputable insurers in such amounts and covering such risks as is customarily maintained by companies of similar size engaged in the same or similar business and at the same or similar stage of development, except as described in the Disclosure Package and the Prospectus; and neither the Company nor any of the Subsidiaries has any reason to believe that it will not be able to renew its existing third-party insurance coverage as and when such coverage expires or to obtain similar third-party coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. To the extent the Company or any of the Subsidiaries is "self-insured" the Company or such Subsidiary, as applicable, has established reserves based on reasonable estimates to cover any claims under such insurance coverage that the Company believes to be adequate.

          (ff)  The Company and each of the Subsidiaries possess all certificates, authorizations, permits, approvals and licenses (collectively, the "Permits") issued by the appropriate federal, state, local and foreign regulatory authorities necessary to conduct their respective businesses as currently conducted and to own, lease and operate their respective properties in the manner described in the Disclosure Package and the Prospectus, except where failure to possess any such Permits would not have, singly or in the aggregate, a Material Adverse Effect; and, except as described in the Disclosure Package and the Prospectus, and except for citations and notices of deficiencies identified in annual, complaint, focus or other health, life safety or similar reports ("Surveys") issued by state departments of health, the Center for Medicare and Medicaid Services, or similar governmental agencies and received by the Company or its Subsidiaries, to the Company's knowledge, (i) neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, and (ii) no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination of any Permit, except where the failure to fulfill or perform, or the resulting termination or impairment, would not have, singly or in the aggregate, a Material Adverse Effect; and (iii) with respect to any Survey which has not been cleared and for which a Plan of Correction is due, the applicable Subsidiaries have filed a Plan of Correction ("POC") that the Company reasonably believes will be acceptable and such POC has either been implemented or is in the process of being implemented within the required time frame.

          (gg) Neither the Company nor any of the Subsidiaries, nor, to the Company's knowledge, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of the Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended and the rules and regulations thereunder; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (hh) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Disclosure Package and the Prospectus, since the end of the Company's most recent audited fiscal year, there has been (A) no material weakness in the Company's internal control over financial reporting (whether or not remediated) and (B) no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

          (ii)   The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the "Sarbanes-Oxley Act") that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement; the Company is taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act that will become applicable to the Company at times after the effectiveness of the Registration Statement.

          (jj)   The minute books and records of the Company and the Subsidiaries relating to proceedings of their respective shareholders, boards of directors, and committees of their respective boards of directors provided to counsel for the Underwriters are their original minute books and records or are true, correct and complete copies thereof, with respect to all proceedings of said shareholders, boards of directors and committees since the Company's and each respective Subsidiary's inception through the date hereof. In the event that definitive minutes have not been prepared with respect to any proceedings of such shareholders, boards of directors or committees, the Company has provided counsel for the Underwriters with originals or true, correct and complete copies of draft minutes or written agendas relating thereto, which drafts and agendas, if any, reflect all material events that occurred in connection with such proceedings.

          (kk) Except as described in the Disclosure Package and the Prospectus, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary's capital stock or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary's property or assets to the Company or to any other Subsidiary.

          (ll)   Except with respect to the Subsidiaries or as disclosed in the Disclosure Package and the Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or any ownership interest in any partnership, joint venture or other association.

          (mm) To the Company's knowledge, there are no affiliations or associations between any member of the National Association of Securities Dealers, Inc. ("NASD") and any of the Company's officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement.

          (nn) Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which could be "integrated" for purposes of the Securities Act or the Securities Act Regulations with the offer and sale of the Shares pursuant to the Registration Statement. Except as described in the Disclosure Package and the Prospectus, neither the Company nor any of its affiliates has sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or outstanding options, rights or warrants described in the Disclosure Package and the Prospectus.

          (oo) All stock option awards granted by the Company have been appropriately authorized by the board of directors of the Company or a duly authorized committee thereof, including approval of the exercise or purchase price or the methodology for determining the exercise or purchase price and the substantive terms of the stock options awards; no stock options awards granted by the Company have been retroactively granted, or the exercise or purchase price of any stock option award determined as of a date prior to the date such option award was approved by the board of directors of the Company or a duly authorized committee thereof, except that stock options to purchase a total of 170,000 shares of Common Stock that were granted on February 10, 2002 were ratified and approved by the Company's Board of Directors on May 10, 2002; there is no action, suit, proceeding, formal inquiry or formal investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company in connection with any stock option awards granted by the Company.

          (pp) The certificate required by Section 6(a) of this Agreement and signed by an officer of the Company and delivered to the Representatives or counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter and shall be deemed to be part of this Section 1 and incorporated herein by reference.

          (qq) Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission in connection with the execution and delivery of this Agreement or the consummation of any transactions contemplated hereby.

          (rr)  The Company believes that the minutes of meetings of the quality assurance and compliance committee of the Company's board of directors are privileged under the California Evidence Code. Such minutes do not reflect or describe any event or condition relating to the Company or any of the Subsidiaries which would result in a Material Adverse Effect, except as otherwise accurately described in all material respects in the Registration Statement, the Disclosure Package and the Prospectus.

          (ss)  Neither the Company nor any of its Subsidiaries has any preemptive right, right of first refusal or other similar right to purchase or otherwise acquire any of the Additional Shares to be sold by the Selling Stockholders to the Underwriters pursuant to this Agreement, other than such rights as have been waived.

        2.    Representations and Warranties of the Selling Stockholders.    Each Selling Stockholder, severally and not jointly, represents and warrants to each of the Underwriters that:

          (a)   (i) At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto became or becomes effective, and on the Closing Date (and, if any Additional Shares are purchased, on the applicable Option Closing Date), the Registration Statement, the Rule 462(b) Registration Statement, and any amendments and supplements thereto did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of the Applicable Time, and as of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet filed with the Commission, the Disclosure Package did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) neither the Prospectus nor any amendment or supplement thereto, at the time the Prospectus or any such amendment or supplement was issued and on the Closing Date (and, if any Additional Shares are purchased, on the applicable Option Closing Date), in each case giving effect to any amendment or supplement, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this paragraph apply only to (A) information with respect to such Selling Stockholder set forth in the Registration Statement, the Disclosure Package, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with information furnished or confirmed in writing to the Company by or on behalf of such Selling Stockholder expressly for use therein and (B) information with respect to any position, office or other relationship that such Selling Stockholder or an immediate family member of such Selling Stockholder or, if such Selling Stockholder is a trust, the trustees or beneficiaries of such Selling Stockholder or an immediate family member of any such trustee or beneficiary, has had with, and that is material to, the Company or its affiliates within three years prior to the date of the Time of Sale Prospectus.

          (b)   The sale of Additional Shares by such Selling Stockholder pursuant hereto is not prompted by such Selling Stockholder's knowledge of any material information concerning the Company or any of the Subsidiaries which is not set forth in the Registration Statement and the Prospectus. All information relating to such Selling Stockholder furnished or confirmed in writing by or on behalf of such Selling Stockholder for use in the Registration Statement, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) is and will be complete and accurate in all material respects as of the Applicable Time and on the Closing Date (and, if any Additional Shares are purchased, on the applicable Option Closing Date).

          (c)   Such Selling Stockholder has full right, power and authority to execute and deliver this Agreement, an Irrevocable Power of Attorney (the "Power of Attorney") appointing each of Christopher R. Christensen and Gregory K. Stapley as such Selling Stockholder's attorney-in-fact (collectively, the "Attorneys-in-Fact"), a Stockholder Irrevocable Election to Sell (the "Election to Sell"), and a Stock Custody Agreement (the "Custody Agreement") with Registrar and Transfer Company, as custodian (the "Custodian"), and to perform such Selling Stockholder's obligations under such agreements. Each of this Agreement, the Power of Attorney, the Election to Sell and the Custody Agreement have been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and are valid and binding agreements of such Selling Stockholder, enforceable in accordance with its terms, except (i) as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to creditors' rights generally or by laws relating to the availability of specific performance, injunctive relief or other general equitable principles; or (ii) as rights to indemnification and contribution are limited by applicable law. Each of the Attorneys-in-Fact, acting alone, is authorized to execute and deliver this Agreement and the certificates referred to in Section 6(m) hereof on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to such Selling Stockholder for the Additional Shares to be sold by such Selling Stockholder under this Agreement, to authorize the delivery to the Underwriters of the Additional Shares to be sold by such Selling Stockholder under this Agreement and to accept payment therefor, to duly endorse (in blank or otherwise) the certificate or certificates representing such Additional Shares or a stock power or powers with respect thereto and otherwise to act on behalf of such Selling Stockholder in connection with this Agreement and the transactions contemplated hereby.

          (d)   The execution, delivery and performance of this Agreement, the Power of Attorney, the Election to Sell and the Custody Agreement by or on behalf of such Selling Stockholder and the consummation of the transactions contemplated by such agreements (including the sale and delivery of the Additional Shares to be sold by such Selling Stockholder pursuant to this Agreement), and compliance by such Selling Stockholder with its obligations under such agreements, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Additional Shares to be sold by such Selling Stockholder under this Agreement or any other property or assets of such Selling Stockholder pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, bond, note, debenture, evidence of indebtedness, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the organizational documents of such Selling Stockholder (if such Selling Stockholder is not a natural person)or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its assets, properties or operations.

          (e)   Such Selling Stockholder is the sole legal, record and beneficial owner of the Additional Shares to be sold by such Selling Stockholder under this Agreement and will remain the sole legal, record and beneficial owner of such Additional Shares until the delivery of such Additional Shares to the Underwriters on the applicable Option Closing Date; provided, however, that if such Selling Stockholder is a trust, the trustees and beneficiaries of such Selling Stockholder may be deemed to beneficially own the Additional Shares to be sold by such Selling Stockholder under this Agreement. The Additional Shares to be sold by such Selling Stockholder under this Agreement are and, until delivery thereof to the Underwriters on the applicable Option Closing Date, will be free and clear of all liens, charges or encumbrances other than pursuant to this Agreement. Upon payment of the consideration for the Additional Shares to be sold by such Selling Stockholder as provided in this Agreement and the crediting of such Additional Shares to the security account or accounts of the Underwriters maintained with The Depository Trust Company ("DTC"), each of the Underwriters will become the legal owner of the Additional Shares purchased by it from such Selling Stockholder, free and clear of all liens, charges or encumbrances and, assuming that none of the Underwriters has "notice of an adverse claim" (within the meaning of Section 8-105 of the Uniform Commercial Code of the State of New York (the "UCC")) with respect to such Additional Shares, each of the Underwriters will acquire a "security entitlement" (within the meaning of UCC Section 8-102(a)(17)) to the Additional Shares purchased by such Underwriter from such Selling Stockholder, and no action based on any "adverse claim" (within the meaning of UCC Section 8-102(a)(1)) may be asserted successfully against such Underwriter with respect to such Additional Shares. For purposes of this representation, such Selling Stockholder may assume that DTC is a securities intermediary as defined in Section 8-102(14) of the UCC.

          (f)    The Additional Shares to be sold by such Selling Stockholder under this Agreement are not subject to any option, warrant, put, call, right of first refusal or other right to purchase or otherwise acquire any such Additional Shares, other than a right of the Company that has been duly waived by the Company or pursuant to this Agreement.

          (g)   Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Additional Shares; provided that the foregoing shall not prohibit transactions effected in compliance with Regulation M under the Securities Act Regulations.

          (h)   (i) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (ii) no authorization, approval, vote or other consent of any stockholder (or other equity owner), if any, or creditor of such Selling Stockholder, and (iii) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the execution or delivery by such Selling Stockholder of, or the performance by such Selling Stockholder of its obligations under, this Agreement, its Custody Agreement, its Election to Sell or its Power of Attorney, for the sale and delivery by such Selling Stockholder of the Additional Shares to be sold by it under this Agreement, or for the consummation by such Selling Stockholder of the other transactions contemplated by this Agreement, its Custody Agreement, its Election to Sell or its Power of Attorney, except such as (A) have already been obtained, made or filed, (B) may be required under the Securities Act, the Securities Act Regulations, the Exchange Act or the rules and regulations of the Commission under the Exchange Act (the "Exchange Act Regulations") or state securities or Blue Sky laws, (C) may be required by FINRA or (D) may be required under the laws of any foreign jurisdiction in which the Additional Shares may be offered or sold.

          (i)    Except as has been disclosed in writing by such Selling Stockholder to the Representatives, neither such Selling Stockholder nor any affiliate of such Seller Stockholder, directly or indirectly through one or more intermediaries, controls, is controlled by, is under common control with or has any other association with a member of the NASD(within the meaning of Article I(rr) of the NASD By-Laws).

          (j)    Certificates for all of the Additional Shares to be sold by such Selling Stockholder pursuant to this Agreement, in form suitable for transfer by delivery and accompanied by duly executed stock powers endorsed in blank by or on behalf of such Selling Stockholder with signatures guaranteed, have been placed in custody with the Custodian for the purpose of effecting delivery hereunder and thereunder.

          (k)   Such Selling Stockholder does not have any preemptive rights, rights of first refusal or other similar rights to purchase or otherwise acquire any of the Shares that are to be sold by the Company or any of the other Selling Stockholders pursuant to this Agreement.

          (l)    Such Selling Stockholder agrees that the certificate required by Section 6(m) of this Agreement and signed by or on behalf of such Selling Stockholder and delivered to the Representatives or counsel for the Underwriters shall be deemed a representation and warranty by such Selling Stockholder to each Underwriter and shall be deemed to be part of this Section 2 and incorporated herein by reference.

        3.    Agreements to Sell and Purchase.

          (a)   On the basis of the representations and warranties contained in this Agreement, but subject to the terms and conditions set forth herein, the Company hereby agrees to sell to the several Underwriters, and each Underwriter, agrees, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth in Schedule I hereto opposite its name at $[            ] per share (the "Purchase Price"), subject to adjustments in accordance with Section 13 hereof.

          (b)   On the basis of the representations and warranties contained in Section 2 of this Agreement, but subject to the terms and conditions set forth in this Agreement, each Selling Stockholder hereby grants to the Underwriters the right to purchase, severally and not jointly, up to all of the number of Additional Shares set forth opposite the name of such Selling Stockholder in Schedule II hereto at the Purchase Price. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Company and the Selling Stockholders not later than 30 days after the date of this Agreement. Any such notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such Additional Shares are to be purchased (each, an "Option Closing Date"). Each Option Closing Date must be at least two business days after such written notice is given and may not be earlier than the Closing Date (as defined below) nor later than ten business days after the date of such notice. The Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If the Underwriters' right to purchase is exercised as to all or any portion of the Additional Shares, each Underwriter, acting severally and not jointly, will purchase that number of Additional Shares then being purchased that bears the same proportion to the total number of Additional Shares then being purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares, subject in each case to such adjustments as D.A. Davidson in its discretion shall make to eliminate any sales or purchases of fractional shares, and each Selling Stockholder will sell that number of Additional Shares to the Underwriters that bears the same proportion to the total number of Additional Shares then being purchased as the number of Additional Shares set forth in Schedule II hereto opposite the name of such Selling Stockholder bears to the total number of Additional Shares.

        4.    Public Offering.    The Company and each Selling Stockholder understand that the Underwriters propose to make a public offering, as described in the Prospectus, of their respective portions of the Shares as soon after the Registration Statement has been declared effective and this Agreement has been executed as the Representatives, in their sole judgment, determine is advisable and practicable.

        5.    Payment and Delivery.    Payment for the Firm Shares shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery of the Firm Shares through the facilities of the Depository Trust Company for the respective accounts of the several Underwriters, unless the Representatives shall otherwise instruct, at 7:00 a.m. (Pacific time) on [                        ], 2007(2), or such other time on the same or such other date, not later than [                        ], 2007,(3) as shall be designated in writing by the Representatives. The time and date of such payment for and delivery of the Firm Shares are hereinafter referred to as the "Closing Date."

(2)
This date shall be the third (fourth, if pricing occurs after 4:30 p.m. (Eastern time)) business day after the date of this Agreement.

(3)
This date shall be ten business days after the otherwise designated Closing Date.

        In the event the Underwriters exercise their right to purchase Additional Shares, payment for the Additional Shares shall be made to the Selling Stockholders by wire transfer of immediately available funds to a single bank account designated by the Custodian against delivery of such Additional Shares through the facilities of the Depository Trust Company for the respective accounts of the several Underwriters, unless the Representatives shall otherwise instruct, on each Option Closing Date as specified in a notice from the Representatives to the Company.

        The Firm Shares and the Additional Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. Any transfer taxes payable in connection with the transfer of the Firm Shares and the Additional Shares to the Underwriters shall be paid by the Company.

        It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Additional Shares the Underwriters have agreed to purchase. D.A. Davidson, individually and not as the Representative, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds may not have been received by the Representatives by the Closing Date or any Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

        6.    Conditions to the Company's, the Selling Stockholders' and the Underwriters' Obligations.    The obligations of the Company to sell the Firm Shares to the Underwriters, the obligations of the Selling Stockholders to sell the Additional Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Firm Shares on the Closing Date (and to purchase and pay for the Additional Shares on any Option Closing Date) are subject to the conditions that the Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective not later than 7:00 p.m. (Pacific time) on the date of this Agreement and, as of the Closing Date (and any Option Closing Date), no stop order suspending the effectiveness of the Registration Statement shall have been issued or proceedings therefore initiated or, to the knowledge of the Company, contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriters. All material required to be filed by the Company pursuant to Rule 433(d) of the Securities Act Regulations shall have been filed with the Commission within the applicable time period prescribed for such material. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.

        The several obligations of the Underwriters are subject to the following further conditions:

          (a)   There shall not have been any Material Adverse Effect as of the Closing Date (and any Option Closing Date) since the date of this Agreement or since the respective dates as of which information is given in the Disclosure Package and the Prospectus, and the Representatives shall have received on the Closing Date (and each Option Closing Date) a certificate, dated as of the Closing Date (or the applicable Option Closing Date) and signed by the President or Chief Executive Officer and the Chief Financial Officer of the Company, to the effect that (i) there has been no Material Adverse Effect since the date of this Agreement or since the respective dates as of which information is given in the Disclosure Package and the Prospectus, (ii) the representations and warranties in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date (or the applicable Option Closing Date), (iii) the Company has complied with all agreements hereunder and satisfied all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date (or the applicable Option Closing Date), and (iv) to such officer's knowledge after reasonable inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to each such officer's knowledge, contemplated by the Commission.

          (b)   The Representatives shall have received on the Closing Date and each Option Closing Date, if any, an opinion of Dorsey & Whitney LLP, counsel for the Company, dated as of the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion letter for each of the other Underwriters.

          (c)   The Representatives shall have received on the Closing Date and each Option Closing Date, if any, an opinion of Albright, Stoddard, Warnick & Albright, counsel for the Company, dated as of the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion letter for each of the other Underwriters.

          (d)   The Representatives shall have received on the Closing Date and each Option Closing Date, if any, an opinion of Solomon Harris, counsel for the Company, dated as of the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion letter for each of the other Underwriters.

          (e)   The Representatives shall have received on the Closing Date and each Option Closing Date, if any, an opinion of Hogan & Hartson L.L.P., counsel for the Company, dated as of the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion letter for each of the other Underwriters.

          (f)    The Representatives shall have received on the Closing Date and each Option Closing Date, if any, an opinion of Heller Ehrman LLP, counsel for the Underwriters, dated as of the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance reasonably satisfactory to D. A. Davidson, together with signed or reproduced copies of such opinion letter for each of the other Underwriters.

          (g)   The Representatives shall have received on the Closing Date and each Option Closing Date, if any, an opinion of Dorsey & Whitney LLP, counsel for the Selling Stockholders, dated as of the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance reasonably satisfactory to D. A. Davidson, together with signed or reproduced copies of such opinion letter for each of the other Underwriters.

          (h)   The Representatives shall have received, on the date of this Agreement, a letter dated as of such date, in form and substance reasonably satisfactory to the Representatives, from Deloitte & Touche LLP, confirming that it is an independent registered public accounting firm within the meaning of the Securities Act and the Securities Act Regulations, stating that in its opinion the financial statements and schedules examined by them and included in the Registration Statement comply in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations, and containing such other statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the Disclosure Package and the Prospectus, together with signed or reproduced copies of such comfort letter for each of the other Underwriters.

          (i)    The Representatives shall have received, on the Closing Date and each Option Closing Date, if any, a "bring-down" comfort letter dated as of such date, in form and substance reasonably satisfactory to the Representatives, from Deloitte & Touche LLP to the effect that it reaffirms the statements made in the comfort letter furnished by it pursuant to Section 6(h) hereof, together with signed or reproduced copies of such letter for each of the other Underwriters; provided, that any letter delivered on the Closing Date and any Option Closing Date pursuant to this Section 6(i) may use a "cut-off date" not earlier than three business days prior to the Closing Date or the Option Closing Date, as the case may be.

          (j)    On or before the Closing Date, the Shares shall have been approved for inclusion in the NASDAQ Global Market, subject only to official notice of issuance.

          (k)   FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (l)    The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between D.A. Davidson, as representative of the several Underwriters, and each of the Company's officers and directors, each Selling Stockholder, each holder of one percent (1%) or greater of the outstanding Common Stock of the Company and each holder of outstanding convertible securities, warrants or stock options issued by the Company that convert into one percent (1%) or greater of the outstanding Common Stock and preferred stock (on an as converted basis) of the Company shall have been executed and delivered to D.A. Davidson on or before the date hereof and shall be in full force and effect as of the Closing Date.

          (m)  The Representatives shall have received on the Closing Date (and each Option Closing Date, if any), a certificate signed by an Attorney-in-Fact on behalf of the Selling Stockholders, dated as of the Closing Date (or the applicable Option Closing Date), to the effect that (i) the representations and warranties of each Selling Stockholder in Section 2 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date (or the applicable Option Closing Date), (ii) each Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date (or the applicable Option Closing Date), and (iii) the information relating to such Selling Stockholder (including the information with respect to any shares of Common Stock or other securities of the Company which are owned or held by such Selling Stockholder) that is set forth in the Disclosure Package and the Prospectus (or any amendment or supplement thereto) does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein consisting of such information, in the light of the circumstances under which they were made, not misleading.

          (n)   Prior to the Closing Date, the Representatives shall have received a properly completed and executed United State Treasury Department Form W-9 or W-8 (or other applicable form) from each Selling Stockholder.

          (o)   On the Closing Date and each Option Closing Date, if any, counsel for the Underwriters shall have been furnished with such customary documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the covenants and conditions contained herein.

          (p)   If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Additional Shares on an Option Closing Date which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Additional Shares, may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Date or such

  Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 7(o) of this Agreement and except that Section 1, Section 2 and Section 10 of this Agreement shall survive any such termination and remain in full force and effect.

        7.    Covenants of the Company.    The Company covenants with each Underwriter as follows:

          (a)   To furnish to the Representatives and counsel to the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits thereto) and, for delivery to each other Underwriter, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits thereto); and to furnish to each Underwriter, without charge, prior to 10:00 a.m. (Pacific time) on the second business day after the date of this Agreement and until the end of the period mentioned in Section 7(f) or (g) below, as many copies of the Disclosure Package, the Prospectus and any supplements and amendments thereto or to the Registration Statement as such Underwriter may reasonably request. The Registration Statement, the Disclosure Package, the Prospectus, and any amendments or supplements thereto furnished to the Underwriters pursuant to this Section 7(a) will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (b)   Before amending or supplementing the Registration Statement (including any filing under Rule 462(b)), the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) of the Securities Act Regulations any prospectus required to be filed pursuant to such Rule.

          (c)   Before filing, using or making any reference to any free writing prospectus, to furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company, and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

          (d)   Before making any filing pursuant to the Exchange Act or the Exchange Act Regulations, to furnish to the Representatives a copy of each such proposed filing during the period from the Applicable Time to the Closing Date and will furnish the Representatives with a copy of any such document a reasonable amount of time prior to such proposed filing, and will not file or use any such document to which the Representatives reasonably object.

          (e)   Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) of the Securities Act Regulations a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

          (f)    If the Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Disclosure Package conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Disclosure Package to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Disclosure Package so that the statements in the Disclosure Package as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading, or so that the Disclosure Package, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Disclosure Package, as amended or supplemented, will comply with applicable law.

          (g)   If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

          (h)   If at any time following the issuance of an issuer free writing prospectus there occurred or occurs an event or development as a result of which such issuer free writing prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at the time of such issuance, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such issuer free writing prospectus to eliminate or correct such conflict, untrue statement or omission.

          (i)    To cooperate with the Underwriters in endeavoring to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions (domestic or, with the Company's consent, foreign) as the Representatives or counsel for the Underwriters designate in writing and to take such actions within the Company's control to maintain such qualifications in effect for so long a period as the Representatives may reasonably request; provided, however, that the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified.

          (j)    During any period when the Prospectus is required under the Securities Act to be delivered in connection with the sale of the Shares, subject to Sections 7(b) and (c) hereof, will comply with the requirements of Rule 430A, and will notify the Representatives promptly, and confirm such notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement, and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares. The Company will use its best efforts to effect any filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)). The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (k)   During any period when the Prospectus is required under the Securities Act to be delivered in connection with the sale of the Shares, subject to Section 7(d) hereof, to file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

          (l)    To make generally available to the Company's securityholders and to the Underwriters as soon as practicable an earning statement covering a period of at least twelve months beginning after the effective date of the Registration Statement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Securities Act Regulations.

          (m)  To use its best efforts to effect and maintain quotation, subject to notice of issuance, of the Shares on the NASDAQ Global Market.

          (n)   To use the net proceeds received by the Company from the sale of the Firm Shares in the manner specified in the Prospectus under the caption "Use of Proceeds."

          (o)   Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations and the obligations of the Selling Stockholders (except for expenses payable by the Selling Stockholders pursuant to Section 8 hereof) under this Agreement, including: (i) all fees or expenses in connection with the preparation and filing of the Registration Statement (including exhibits), any preliminary prospectus, the Disclosure Package, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing and any such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, including all printing costs associated therewith, and the mailing and delivery (including electronic delivery) of copies thereof to the Underwriters and dealers, (ii) the fees, disbursements and expenses of the Company's counsel, accountants and other advisors in connection with the registration and delivery of the Shares under the Securities Act, (iii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iv) the cost (not to exceed $5,000) of printing and producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (v) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters (not to exceed $15,000) incurred in connection with the review and qualification of the offering of the Shares by FINRA, (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the NASDAQ Global Market, (vii) the cost of printing certificates representing the Shares, (viii) the costs and charges of any transfer agent, registrar or depositary, (ix) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered with the prior approval of the Company in connection with the road show, (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled "Covenants of the Selling Stockholders," Section 10 entitled "Indemnity and Contribution," and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

          (p)   The Company also covenants with each Underwriter that, without the prior written consent of D. A. Davidson on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) file any registration statement (other than registration statements on Form S-8) with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

          The restrictions contained in the preceding paragraph shall not apply to (A) the Shares to be sold hereunder; (B) the issuance by the Company of Common Stock or options or other awards to purchase shares of Common Stock under the Company's 2005 Stock Incentive Plan, 2001 Stock Option, Deferred Stock and Restricted Stock Plan, and 2007 Omnibus Incentive Plan (the "Incentive Plans"), provided, however, that any recipient of awards issued pursuant to such plans shall have signed a "Lock-Up Agreement" in the form attached as Exhibit A hereto; and (C) the issuance by the Company of shares of Common Stock upon the exercise of an option or other award granted at any time under the Incentive Plans, or the conversion of a security outstanding on the date hereof, which Incentive Plans or class of securities are described in the Prospectus. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this Section 7(p) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify D. A. Davidson of any earnings release, news or event that may give rise to an extension of the initial 180-day restricted period.

        8.    Covenants of the Selling Stockholders.    Each Selling Stockholder, severally and not jointly, will pay the following expenses incident to the performance of its obligations under this Agreement: (a) any stock transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges, if any, payable in connection with the sale or delivery of its Additional Shares to the Underwriters (and such Selling Stockholder hereby authorizes the payment of any such amounts by deduction from any funds from time to time held for the account of such Selling Stockholder by the Custodian), (b) underwriting discounts and commissions payable in respect of the Additional Shares sold by such Selling Stockholder to the Underwriters, and (c) the fees, disbursements and expenses of its counsel.

        9.    Covenants of the Underwriters.    Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

        10.    Indemnity and Contribution.

          (a)   The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable attorneys' fees or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any amendment thereof, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus, including the Time of Sale Prospectus, or the Prospectus, or any supplement thereto, any issuer free writing prospectus or any issuer information (as defined in Rule 433(h)) that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act Regulations, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that this indemnity agreement shall not apply to such losses, claims, damages or liabilities caused by any such untrue statement or omission or alleged untrue statement or omission based upon any Underwriter Information (as defined in Section 11 hereof).

          (b)   Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including without limitation, reasonable attorney's fees or other expenses reasonably incurred in connection with defending or investigating any such action or claim) to the same extent as the foregoing indemnity from the Company to the Underwriters, but only with reference to information relating to such Selling Stockholder furnished or confirmed in writing to the Company by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, or any amendment thereof, any preliminary prospectus, including the Time of Sale Prospectus, or the Prospectus, or any supplement thereto, or any issuer free writing prospectus; provided, however, that the liability under this subsection (b) of any Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Additional Shares sold by such Selling Stockholder hereunder.

          (c)   Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, each Selling Stockholder and each person, if any, who controls the Company or such Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to any Underwriter Information (as defined in Section 11 hereof).

          (d)   In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a), (b) or (c) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such reasonable fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by D.A. Davidson, in the case of parties indemnified pursuant to Sections 10(a) and (b), and by the Company and the Selling Stockholders, in the case of parties indemnified by Section 10(c). The indemnifying party shall not be liable for any settlement of any proceeding (including any governmental investigation), in respect of which indemnity may be sought pursuant to Section 10(a), (b) or (c) above, effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (A) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (B) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (e)   The provisions of this Section 10 shall not affect any agreements among the Company and the Selling Stockholders with respect to indemnification of each other or contribution between themselves.

          (f)    To the extent the indemnification provided for in Section 10(a), (b) or (c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the Selling Stockholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price (as set forth in the Prospectus) of the Shares. The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or and the Selling Stockholders on the one hand or the Underwriter Information on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

          (g)   The Company, the Selling Stockholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(f) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The liability under this subsection (g) of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Additional Shares sold by such Selling Stockholder hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (h)   The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this

  Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

        11.    Information Furnished by the Underwriters.    The Company and the Underwriters acknowledge and agree that, as used herein, the term "Underwriter Information" shall mean information relating to any Underwriter furnished to the Company in writing by such Underwriter through D.A. Davidson & Co. expressly for inclusion in any preliminary prospectus, free writing prospectus, the Prospectus or the Registration Statement, including any amendment or supplement thereto, as such information is referred to in Section 1 and Section 10 hereof.

        12.    Termination.    The Underwriters may terminate this Agreement by notice given by the Representatives to the Company and the Selling Stockholders, if, after the execution and delivery of this Agreement and prior to the Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the New York Stock Exchange, the American Stock Exchange, or The NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended by The NASDAQ Global Market, the Commission or any other governmental authority, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives' judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives' judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Disclosure Package or the Prospectus. If this Agreement is terminated pursuant to this Section 12, such termination shall be without liability of any party to any other party except as provided in Section 7(o) and except that Section 1, Section 2 and Section 10 shall survive any such termination and remain in full force and effect.

        13.    Effectiveness; Defaulting Underwriters.    This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

        If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale

Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (v) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (vi) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all actual accountable expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

        14.    No Advisory or Fiduciary Relationship.    The Company and the Selling Stockholders acknowledge and agree that (a) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or its controlling persons, officers, directors, shareholders or creditors or the Selling Stockholders or their controlling persons, trustees or beneficiaries with respect to the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, (b) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) and no Underwriter has any obligation to the Company or any Selling Stockholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (c) the Underwriters may have interests that differ from those of the Company and the Selling Stockholders, and (d) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Selling Stockholders have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. Each of the Company and each Selling Stockholder waives, to the fullest extent permitted by applicable law, any claims it may have against the Underwriters arising from an alleged breach of agency or fiduciary duty in connection with the offering of the Shares.

        15.    Applicable Law.    This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

        16.    Time.    Time shall be of the essence of this Agreement.

        17.    Successors and Assigns.    This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 10. Nothing in this Agreement is intended or shall be construed to give to any other person any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Shares from the Underwriters.

        18.    Severability.    The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such changes as are necessary to make it valid and enforceable.

        19.    Headings.    The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

        20.    Notices.    Except as otherwise provided herein, all communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

  If to the Underwriters:

  D.A. Davidson & Co.
  Two Centerpointe Drive, Suite 400
  Lake Oswego, OR 97035
  Attention: Investment Banking

  with a copy to:

  Heller Ehrman LLP
  4350 La Jolla Village Drive, 7th Floor
  San Diego, CA 92122
  Attention: Kirt W. Shuldberg

  If to the Company:

  The Ensign Group, Inc.
  27101 Puerta Real, Suite 450
  Mission Viejo, CA 92691
  Attention: General Counsel

  with a copy to:

  Dorsey & Whitney LLP
  170 South Main Street, Suite 900
  Salt Lake City, UT 84101
  Attention: Nolan S. Taylor

  If to the Selling Stockholders:

  Christopher R. Christensen and Gregory K. Stapley
  Attorneys-in-Fact
  c/o The Ensign Group, Inc.
  27101 Puerta Real, Suite 450
  Mission Viejo, CA 92691

  with a copy to:

  Dorsey & Whitney LLP
  170 South Main Street, Suite 900
  Salt Lake City, UT 84101
  Attention: Nolan S. Taylor

        Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

        21.    Entire Agreement; Amendments and Waivers.    This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the conduct of the offering and the purchase and sale of the Shares. This Agreement may not be amended or modified unless in writing signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing signed by each party whom the condition is meant to benefit.

        22.    Counterparts.    This Agreement may be signed in two or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

[Remainder of page intentionally left blank]

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

        Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

Very truly yours,
THE ENSIGN GROUP, INC.
By:
	Name:	Christopher Christensen
	Title:	President and Chief Executive Officer
THE SELLING STOCKHOLDERS LISTED ON SCHEDULE II HERETO, ACTING SEVERALLY
By:
	Name:	Christopher Christensen
	Title:	Attorney-in-Fact
By:
	Name:	Gregory Stapley
	Title:	Attorney-in-Fact

CONFIRMED AND ACCEPTED
    as of the date first above written:

D. A. DAVIDSON & CO.
STIFEL, NICOLAUS & COMPANY,
    INCORPORATED

Acting severally on behalf of themselves
    and the several Underwriters named in
    Schedule I hereto.

By:	D. A. Davidson & Co.
By:
	Name:	[ ]
	Title:	[ ]

By:	Stifel, Nicolaus & Company, Incorporated
By:
	Name:	[ ]
	Title:	[ ]

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
D. A. Davidson & Co.
Stifel, Nicolaus & Company, Incorporated

Total:

SCHEDULE II

Selling Stockholder	Maximum Number of Additional Shares to be Purchased Upon Exercise of Over-Allotment Option
Christensen Family Trust dated August 17, 1992
Christensen Family Trust dated October 24, 2005
Stapley Family Trust
V. Jay Brady
Thomas A. Maloof

Total:

SCHEDULE III

Free Writing Prospectuses

SCHEDULE IV

Pricing Information

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

                        , 2006

D.A. Davidson & Co.
  As Representative of the several
  Underwriters to be named in the
  Underwriting Agreement referred to below
Two Centerpointe Drive, Suite 400
Lake Oswego, OR 97035

  Re:
  The Ensign Group, Inc.—Proposed Public Offering

Ladies and Gentlemen:

        The undersigned understands that you, as Representative of the Underwriters, propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with The Ensign Group, Inc., a Delaware corporation (the "Company"), providing for the public offering (the "Public Offering") by the underwriters to be named in the Underwriting Agreement (the "Underwriters"), of common stock, par value $0.001 per share, of the Company (the "Common Stock").

        In recognition of the benefit that the Public Offering will confer upon the undersigned as a holder of securities, director, officer and/or employee of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during a period of 180 days from the date of the Underwriting Agreement (the "Lock-Up Period"), the undersigned will not, without the prior written consent of D.A. Davidson & Co., on behalf of the Underwriters, directly or indirectly, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Common Stock or any securities convertible into or exchangeable or exercisable for the Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, or make any demand for or exercise any right with respect to the filing of, any registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to any of the foregoing (collectively, the "Lock-Up Securities") or (2) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of the Common Stock or other securities, in cash or otherwise. Solely with respect to the Public Offering and any registration statement filed under the Securities Act in connection therewith, the undersigned waives any "piggyback" registration rights pursuant to any agreement, understanding or otherwise relating to registration under the Securities Act, of any shares of Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Public Offering. The undersigned hereby agrees that, to the extent that the terms of this Letter Agreement conflict with or are in any way inconsistent with any lock-up, market standoff, registration rights or similar provisions in any agreement or instrument to which the undersigned and the Company may be a party, this Letter Agreement supersedes such agreement or instrument with respect to the subject matter hereof.

        The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of the Common Stock even if such Common Stock would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put option or put equivalent position or call option or call equivalent position) with respect to any shares of the Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such Common Stock.

        Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities in the transactions described in clauses (i) through (vi) below without the prior written consent of D.A. Davidson & Co., provided that (1) D.A. Davidson & Co. receives a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers (other than pursuant to clauses (i), (ii), (v) and (vi) below) are not required to be reported in any public report or filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the Lock-Up Period and (4) the undersigned does not otherwise voluntarily effect any public report or filing under Section 16(a) of the Exchange Act regarding such transfers (other than pursuant to clauses (i), (ii), (v) and (vi) below) during the Lock-Up Period:

          (i)    as a bona fide gift or gifts;

          (ii)   to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or by any trust to its beneficiaries;

          (iii)  as a distribution to members, partners or stockholders of the undersigned;

          (iv)  to the undersigned's affiliates or to any investment fund or other entity controlled or managed by the undersigned;

          (v)   to any beneficiary of the undersigned pursuant to a will or other testamentary document or applicable laws of descent; or

          (vi)  to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned or immediate family of the undersigned.

        For purposes of this lock-up agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

        Furthermore, the foregoing restrictions shall not apply to (1) shares of Lock-Up Securities proposed to be sold pursuant to the Underwriting Agreement, (2) transactions relating to shares of Lock-Up Securities acquired in open market transactions after the completion of the Public Offering so long as such transactions that are dispositions for value are not required to be reported or are voluntarily reported under Section 16(a) of the Exchange Act during the Lock-Up Period, or (3) the establishment of a securities trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, provided that no transfers occur under such plan during the Lock-Up Period.

        Notwithstanding the foregoing, if (a) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

        In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of such securities if such transfer would constitute a violation or breach of this Letter Agreement.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs and personal representatives of the undersigned.

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        Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. The undersigned understands that the undersigned shall be released from all obligations under this Letter Agreement upon the earliest to occur, if any, of: (a) the date that the Company advises D.A. Davidson & Co. in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering; or (b) termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to payment for and delivery of the Common Stock to be sold thereunder.

        The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

Very truly yours,
Print Name:
(If stockholder is not an natural person:)
By:
Name:
Title:

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